Exhibit 3.2

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

Presto Food & Beverage, Inc.

(Insert Name of Domestic Corporation)
Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

Presto Food & Beverage, Inc.

If the name of the corporation has been changed, the name under which it was formed is:

October 17, 2007

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows: First: The name of the corporation is ... (new name) ...)

Paragraph five of the Certificate of Incorporation relating to the maximum number of shares that the Corporation is authorized to issue is hereby amended to read in its entirety as follows:

The maximum number of shares that this Corporation is authorized to issue is 30 MILLION (30,000,000) shares of common stock, each share having the par value of        $.001, and 5 MILLION (5,000,000) shares of blank check preferred stock, each share having the par value of $.001.

Paragraph Fernando O. Leonzo, President

(Signature)      (Name and Capacity of Signer)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

Presto Food & Beverage, Inc.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer’s Name Gersten Savage, LLP

Address 600 Lexington Ave, 9th Floor

City, State and Zip Code New York, New York 10022

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

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